XsunX Ends 2013 with Sales Agreements, Cash Deposit, and System Lender Purchase Order

Company Sets 2014 Goal to Grow System Sales and Installations to 1MW per Month

Aliso Viejo, CA – January 7, 2014 – XsunX, Inc. (OTCQB: XSNX), a renewable energy technology, systems, and services company, today provided business development updates to its solar power project development and installation services, and its outlook for growth through these services in 2014.

In mid-October we announced our business expansion to include the sales, design, and installation of solar PV systems to commercial facilities located in California – statistically the largest and fastest growing solar market in the country.

Since then we have provided several progress updates including announcing our initial sales agreements for solar PV system installations. Now we can announce that before the calendar year ended, we also received payment for PV project related invoicing we sent out, and one project lender issued their purchase order to us for another PV system under contract.

On a typical sales agreement, we will receive a deposit and progress payments. If we facilitate a loan for the project, the lender we work with provides us with a purchase order for the value of the system contract and pays us in full upon completion.

The overall process from start to completion and final payment can vary, but in general we believe that most commercial projects will take between 4 to 6 weeks to complete at which point we would typically book the revenue. Planning, permitting, and getting the local utility to complete their work is where the majority of time required can come into play.

While announcing sales agreements and receipt of contract payments is great news for long time shareholders, the real exciting news for us is that our marketing efforts are producing results. Despite the holidays we saw business and commercial property owners from Ventura to Los Angeles, and Riverside calling us for quotes. Yesterday alone we had 5 quote requests and one on-site customer visit.

Now that we have had some time to sense the level of response from our target customer group, our goal in 2014 is to grow our commercial and industrial PV systems design and installation business to at least 1 MW of new system sales per month.

If you wonder how many system sales equate to 1 MW, what we are finding is that many commercial projects will require 100kW or more in PV system sizing. So, in general it would take about 10 system sales per month to meet our goal – a goal we are focused at achieving.

We are now gearing up to meet the demand and we will be looking to expand our sales response capabilities to maintain a focus on providing the most responsive services to people we plan to make our future customers.

About XsunX

XsunX focuses on providing solar energy solutions that provide the greatest bottom-line financial benefits to businesses. The Company’s background and experience spans virtually all aspects of solar including technology assessment, design, and development. We have a deep passion for solar and have worked to pioneer new technologies and solar business solutions focused at making solar an affordable energy option. For more information, please visit the Company’s website at www.xsunx.com, or to learn more about the benefits of solar energy for your business schedule a free PV project assessment.

Safe Harbor Statement

Matters discussed in this release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included in this press release are forward-looking statements. These statements relate to future events or to the Company's future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company's control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company's current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. Such risks, uncertainties and other factors, which could impact the Company and the forward-looking statements contained herein, are included in the Company's filings with the Securities and Exchange Commission. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Company Contact:

Tom Djokovich, President and CEO

888-797-4527

info@xsunx.com

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